Exhibit 99.1

SINO AGRO FOOD, INC. AMENDS DIVIDEND PROCEDURE

TO ELIMINATE ANY STOCKHOLDER REQUIRED ACTION

--Company and Transfer Agent will Administer Dividend of Series F Preferred Stock--

Guangzhou, China, September 19, 2012 /PRNewswire/ -- Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the People’s Republic of China ("PRC"), announced today that it has adopted an alternative means of verifying ownership of its common stock for purposes of distributing its declared dividend made on August 22, 2012, removing the requirement for the Company’s stockholders to register for dividend payment by submitting “Statement of Ownership” forms.

All other matters related to the dividend remain in effect. That is, as stated in its August 22, 2012 press release, “The Company's Board of Directors has fixed September 28, 2012 as the record date (the "Record Date") in determining which stockholders are entitled to receive the dividend.  The Company's common stockholders of record as of the close of business on the "Record Date shall be entitled to receive a dividend consisting of one (1) share of restricted Series F Non-Convertible Preferred Stock ("Series F") for every 100 shares of common stock owned by the stockholder as of the Record Date, with lesser or greater amounts being rounded up to the nearest 100 shares of common stock for purposes of the computing the dividend.”

The Series F stock carries with it a cash coupon, which shall be redeemed on May 30, 2014 ("Coupon Redemption Date") and thereafter until Redemption (as defined below) occurs. Upon the Coupon Redemption Date, holders of the Series F stock shall be entitled to a lump-sum cash payment directly from the Company (or one or more of its authorized agents) equal to $3.40 for every one (1) share of Series F stock held ("Redemption"). Upon proper Redemption, the Series F stock shall terminate and thereafter cease to exist.”

The new means of verifying common stock ownership does not require any action on the part of stockholders, their nominees, brokers, banks, etc.

Each stockholder or designated nominee will be receiving a letter/statement verifying the amount of Series F shares being credited to their accounts. These shares will be recorded in book-entry form (non-trading/non-transferable) with the Company and its Transfer Agent, and shall be redeemed for cash in the manner described above.

Even though these Series F shares will not be reflected on your monthly or annual financial statements, those accounts to which Series F shares have been assigned will automatically receive a cash distribution equal to $3.40 for every one (1) share of Series F stock on the Redemption date.

There is no action required to be taken by the stockholders. The Company and its Transfer Agent will oversee and administer all matters related to determining the stockholders of record on the September 28, 2012 Record Date, their respective distribution of Series F shares to all applicable accounts, and the subsequent Redemption of those shares for cash on May 30, 2014.

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. ("SIAF") (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the People's Republic of China. The Company intends to focus on meeting the increasing demand of China's rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.